Exhibit 10.23.1
NON-STATUTORY STOCK OPTION AGREEMENT
UNDER THE
2000 STOCK INCENTIVE PLAN
OF
BUILDING MATERIALS HOLDING CORPORATION

This Non-Statutory Stock Option Agreement (the "Agreement") is made and entered into as of the Date of Grant indicated in the attached Notice of Grant of Stock Options (the "Grant Notice") by and between Building Materials Holding Corporation, a Delaware corporation (the "Company"), and the person named as Optionee.

RECITALS

WHEREAS, Optionee is an employee, officer or consultant of the Company and/or one or more of its parents or subsidiaries; and

WHEREAS, pursuant to the Company's 2000 Stock Incentive Plan (the "Plan"), the committee of the Board of Directors of the Company administering the Plan (the "Committee") or the Board of Directors (the “Board”) has approved the grant to Optionee of an option to purchase shares of the common stock of the Company (the "Common Stock"), on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.    Grant of Option; Certain Terms and Conditions. The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated in the Grant Notice (the "Option Shares") at the Exercise Price per share indicated in the Grant Notice, which option shall expire at 5:00 o'clock p.m., California time on the Expiration Date indicated in the Grant Notice and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). The vesting of the Option Shares shall occur as set forth in the Grant Notice. This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the "Code").

2.    Acceleration and Termination of Option.

(a)    Termination of Employment or Association.

(i)    Death or Permanent Disability. If Optionee shall cease to be an employee of the Company and/or any of its parents or subsidiaries ("Employment") or cease to be a consultant of the Company and/or any of its parents or subsidiaries ("Association") (in either case, a "Termination") by reason of the death or permanent disability of Optionee, then (A) the portion of this Option that has not vested on or prior to the date of such Termination of Employment or Association shall terminate on such date and (B) the remaining vested portion of this Option shall terminate upon the earlier of the Expiration Date or the date which is twelve (12) months after the date of such Termination of Employment or Association. Optionee shall not be deemed to have a permanent disability until proof of the existence thereof shall have been furnished to the Committee or Board in such form and manner, and at such times, as the Committee or Board may require. Any determination by the Committee or Board that Optionee does or does not have a permanent disability shall be final and binding upon the Company and the Optionee.

(ii)    Retirement After Age 65. If Optionee's Employment is Terminated by reason of Optionee's retirement in accordance with the Company's then-current retirement policy (or the then-current retirement policy of any of the Company's parents or subsidiaries, if applicable) after age 65 ("Retirement"), then (A) the portion of the Option that has not vested on or prior to the date of such Retirement shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the date which is three (3) years after the date of such Retirement. Employees retiring at age 60 or above with at least 15 years of service will vest 50 percent of their unvested options. An additional five percent will be added for each year of service beyond 15 years, with full vesting after 25 years of service, provided retirement is on or after age 60. Services includes the Company and predecessor company service.

(iii)    Termination for Cause. If Optionee's Employment or Association is Terminated for Cause (as defined in the Plan), then this Option shall terminate upon the date of such Termination of Employment or Association and shall cease to be exercisable.

(iv)    Other Termination. If Optionee's Employment or Association is Terminated for no reason, or for any reason other than Retirement, death or permanent disability, or for Cause, then (A) the portion of this Option that has not vested on or prior to the date of such Termination of Employment or Association shall terminate on such date and (B) the remaining vested portion of this Option shall terminate upon the earlier of the Expiration Date or the date which is three (3) months after the date of such Termination of Employment or Association.

(b)    Events Causing Acceleration of Option. The Committee or Board, in its sole discretion, may accelerate the exercisability of this Option at any time and for any reason. In the event of a Change in Control of the Company, this Option shall become immediately exercisable in full. A Change in Control shall be deemed to have occurred if: (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the transaction or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (ii) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company; or (iii) any 'person' (as defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall become the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly or fifty percent (50%) or more of the Company's outstanding Common Stock or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof, unless the election or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Notwithstanding the above, a Change of Control shall not be deemed to have occurred in connection with a transaction resulting in a merger, consolidation, sale of assets or sale of securities if such transaction has been initiated (in contrast to an action in response to or resulting from receipt of an offer or its equivalent from a third party) at the direction of the Board of Directors acting with the approval of a majority of the independent directors.

(c)    Other Events Causing Acceleration and Termination of Option. In the event of (a) a dissolution or liquidation of the Company, or (b) a merger or consolidation in which the Company is not the surviving corporation, the Company shall give to the Optionee, at the time of adoption of the plan for liquidation, dissolution, merger or consolidation, either: a reasonable time thereafter within which to exercise this Option, prior to the effectiveness of such liquidation, dissolution, merger or consolidation, at the end of which time this Option shall terminate; or the right to exercise this Option as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger or consolidation.

3.    Adjustments. In the event that the outstanding securities of the class then subject to this Option are increased, decreased or exchanged for or converted into cash, property and/or a different number of kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause this Option to terminate pursuant to Section 2(c) hereof, the Committee or Board shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of this Option; provided, however, that any such adjustments in this Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of this Option. In the event any fractional shares of stock would result on account of any such adjustment, then the number of shares shall be rounded upward to the nearest whole share.

4.    Manner of Exercise. This Option shall be exercisable during Optionee's lifetime only by Optionee, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable to intestate law. This Option may be exercised with respect to all or any part of the Option Shares then subject to such exercise as follows:

(a)    By giving the Company written notice of such exercise specifying the number of the Option Shares as to which the Option is so exercised and accompanied by an amount equal to the aggregate Exercise Price of such shares, in the form of any one or combination of (i) cash, a certified check or postal or express money order payable to the order of the Company in lawful money of the United States, (ii) shares of Common Stock previously acquired by Optionee, in satisfaction of all or a portion of such aggregate Exercise Price; and any Common Stock so delivered shall be valued at its Fair Market Value (as defined in the Plan) on the date of exercise, or (iii) delivery of a properly executed exercise notice together with such other documentation as the Committee or Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the aggregate Exercise Price.

(b)    If required by the Company, by giving satisfactory assurance in writing, signed by Optionee or his or her legal representative, that such shares are not being purchased with a view to the distribution thereof; provided, however, that such assurance shall be deemed inapplicable to (1) any sale of such shares by the Optionee subject to a registration statement covering such sale, which has heretofore been (or may hereafter be) filed and become effective under the Securities Act of 1933, as amended (the "Securities Act"), and with respect to which the registration statement is current and no stop order suspending the effectiveness thereof has been issued, and (2) any other sale of such shares with respect to which, in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.

As soon as practicable after receipt of such written notice from Optionee, the Company shall, without transfer or issue tax or other incidental expenses to Optionee, deliver to Optionee at the office of the Company, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates for such shares, which certificate or certificates may bear such legend or legends with respect to restrictions on transfer as counsel for the Company deems to be required by applicable provisions of law and this Agreement; provided, however, that nothing herein shall be deemed to impose upon the Company any obligation to deliver any shares of Common Stock to the Optionee if, in the opinion of counsel, for the Company, doing so would violate any provision of: (i) the Securities Act; (ii) the Exchange Act; (iii) any applicable listing requirements of any national securities exchange; (iv) any state securities regulation or "Blue Sky" laws; or (v) requirements under any other law or regulation applicable to the issuance or transfer of such shares. In no event shall the Company be required to take any affirmative action to comply with any of such laws, regulations or requirements, nor shall the Company be liable for any failure to deliver shares of Common Stock because such shares have not been registered or because a registration statement with respect thereto is not current or because such delivery would otherwise be in violation of any applicable law or regulation.

5.    Payment of Withholding Taxes. By accepting this Option, the Optionee, both personally and on behalf of any person to whom Optionee, both personally and on behalf of any person to whom Optionee's rights under this Option shall pass by will or the laws of descent and distribution, agrees that, if the Company so requires, whenever Option Shares are to be issued by reason of the exercise of this Option, the Optionee or such other person who is to receive such stock will remit to the Company, prior to the delivery of any certificate or certificates for such shares, all or any part of an amount determined by the Company in its discretion to be sufficient to satisfy federal, state and local withholding tax requirements which the Company, or its counsel, determine may be payable with respect to such exercise. Such withholding may be paid in cash, by check payable to the Company, or by delivery of shares of the Company's Common Stock, valued at the Fair Market Value of such Common Stock on the date of delivery or by surrender of a portion of this Option.

6.    Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five (5) days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at Four Embarcadero Center, Suite 3250, San Francisco, CA 94111, Attention: Ellis C. Goebel, or to Optionee at the address set forth in the Grant Notice, or at such other addresses as they may designate by written notice in the aforesaid manner.

7.    Restrictions on Transfer. Under the Plan, options are subject to limited transferability by the original option holder subject to the approval of the Committee or Board of Directors.

8.    The Plan. This Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of this Option or of any of Optionee's rights under this Agreement. The interpretation and construction by the Committee or Board of the Plan, this Agreement, this Option and such rules and regulations as may be adopted by the Committee or Board for the purpose of administering the Plan shall be final and binding upon Optionee. Until this Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Optionee or any other person or entity then entitled to exercise this Option. Each capitalized term used herein but not defined herein shall have the meaning ascribed thereto in the Plan.

9.    Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until this Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

10.    Employment or Association Rights; Other Plans. No provision of this Agreement or of this Option granted hereunder shall (a) confer upon Optionee any right to continue in the employ of or to associate with the Company or any of its parents or subsidiaries, (b) affect the right of the Company and each of its parents and subsidiaries to terminate the Employment or Association of Optionee, with or without cause, or (c) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its parents or subsidiaries other than the Plan. Nothing in this Agreement is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to Optionees generally, which the Company or its parents or subsidiaries now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan. Optionee hereby acknowledges and agrees that the Company and each of its parents and subsidiaries may terminate the Employment or Association of Optionee at any time and for any reason, or for no reason, unless Optionee and the Company or such parent or subsidiary are parties to a written employment or other agreement that expressly provides otherwise.

11.    Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company or its parents or subsidiaries, and upon Optionee and Optionee's heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.

12.    Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, excluding the choice of law provisions thereof.